Exhibit 99.1

RETURN IN ENCLOSED ENVELOPE

KOSCIUSKO FINANCIAL, INC.

Proxy for Special Meeting

April             , 2016

PROXY

This proxy is solicited on behalf of the Board of Directors of Kosciusko Financial, Inc. for the Special Meeting of Shareholders to be held on             ,             2016.

Know all men by these presents that the undersigned shareholder of Kosciusko Financial, Inc., Mentone, Indiana, does hereby nominate, constitute and appoint J. Gregory Maxwell and Lindy J. Breeden as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of stock of Kosciusko Financial, Inc. held of record by the undersigned on March             , 2016 at the Special Meeting of Shareholders to be held on April             , 2016, or any adjournment thereof.

1.	To approve the Agreement and Plan of Merger dated February 4, 2016 by and between Horizon Bancorp, Inc. and Kosciusko Financial, Inc. and approve the transactions contemplated by the Agreement and Plan of Merger, specifically including the merger of Kosciusko Financial, Inc. with and into Horizon Bancorp, Inc. and the merger of Farmers State Bank with and into Horizon Bank, N.A.

☐  For                     ☐  Against                    ☐  Abstain

2.	To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes present at the Special Meeting in person or by proxy to approve the Merger.

☐  For                     ☐  Against                    ☐  Abstain

3.	To vote upon such other matters as may properly come before the meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented at the meeting.

This Proxy confers authority to vote “For” each matter listed above unless “Against” or “Abstain” is indicated and the Proxy has been duly executed. If any other business is presented at said meeting, this Proxy shall be voted according to the discretion of the Proxies.

PLEASE COMPLETE, DATE SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Number of Shares owned	Dated , 2016
When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.
ALL joint owners must sign.
Signature of Shareholder(s)